CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (Nos. 333-139277, 333-134726 and 333-125210) on Form S-8 of InfoSearch Media, Inc. of our report dated April 17, 2007, relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-KSB of InfoSearch Media, Inc. for the year ended December 31, 2006.

/s/ Singer Lewak Greenbaum & Goldstein LLP
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
April 17, 2007